Supplemental Operating and Financial Data
For the Quarter Ended June 30, 2011

Douglas Emmett, Inc.	TABLE OF CONTENTS

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  You should not rely on forward looking statements as predictions of future events.  Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us.  These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern California and Honolulu; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Douglas Emmett, Inc.

CORPORATE DATA

Douglas Emmett, Inc.	CORPORATE DATA as of June 30, 2011

Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in submarkets in Southern California and Hawaii. The Company’s properties are concentrated in ten submarkets – Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills, Burbank and Honolulu.  The Company focuses on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities.

This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission.  We maintain a website at www.douglasemmett.com.

Number of office properties owned (1)	58
Square feet owned (in thousands) (1)	14,673
Office leased rate as of June 30, 2011 (1)	88.8%
Office occupied rate as of June 30, 2011 (1) (2)	86.7%
Office leased rate as of June 30, 2011 (excluding 8 properties owned by our unconsolidated real estate funds)	89.9%
Office occupied rate as of June 30, 2011 (excluding 8 properties owned by our unconsolidated real estate funds) (2)	87.7%
Number of multifamily properties owned	9
Number of multifamily units owned	2,868
Multifamily leased rate as of June 30, 2011	99.4%
Market capitalization (in thousands):
Total debt(3) (4)	$3,849,550
Common equity capitalization (5)	$3,132,250
Total market capitalization	$6,981,800
Debt/total market capitalization	55.1%
Common stock data (NYSE:DEI):
Range of closing prices (6)	$18.73 - $21.05
Closing price at quarter end	$19.89
Weighted average fully diluted shares outstanding (in thousands) (6) (7)	158,737
Shares of common stock outstanding on June 30, 2011 (in thousands) (8)	125,523
Shares of common stock outstanding on July 31, 2011 (in thousands) (8)	127,625

(1)
All properties are 100% owned except 8 properties totaling 1.8 million square feet owned by our unconsolidated real estate funds and a 78,000 square foot property owned by a consolidated joint venture in which we own a 66.7% interest.

(2)	Represents percent leased less signed leases not yet commenced.
(3)	Excludes non-cash loan premium.
(4)
Includes two-thirds of the $16.14 million debt in a consolidated joint venture based on our percentage interest and $190 million of debt attributable to our equity interests in our unconsolidated real estate funds.

(5)
Common equity capitalization represents the total number of outstanding shares of common stock and units in our operating partnership (OP) multiplied by the closing price of our stock at the end of the period.

(6)	For the quarter ended June 30, 2011.
(7)	Diluted shares represent ownership in our company through shares of common stock, OP units and other convertible equity instruments.
(8)	This amount represents undiluted shares, without including OP units and other convertible equity instruments.

Douglas Emmett, Inc.	INVESTOR INFORMATION

CORPORATE
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
(310) 255-7700

BOARD OF DIRECTORS
Dan A. Emmett Chairman of the Board Douglas Emmett, Inc	Jordan L. Kaplan Chief Executive Officer and President Douglas Emmett, Inc.	Kenneth M. Panzer Chief Operating Officer Douglas Emmett, Inc.
Leslie E. Bider Chief Executive Officer PinnacleCare	Dr. David T. Feinberg Chief Executive Officer UCLA Hospital System Associate Vice Chancellor UCLA Health Sciences	Ghebre Selassie Mehreteab Former Chief Executive Officer NHP Foundation
Thomas E. O’Hern Senior Executive Vice President, Chief Financial Officer & Treasurer Macerich Company

Dr. Andrea L. Rich
Former President and Chief Executive Officer
Los Angeles Museum of Art (LACMA)
Former Executive Vice Chancellor and Chief Operating Officer University of California Los Angeles (UCLA)

William Wilson III Managing Partner – Wilson Meany Sullivan, LLC Former Chairman – Cornerstone Properties, Inc.

EXECUTIVE AND SENIOR MANAGEMENT
Jordan L. Kaplan President and Chief Executive Officer	Kenneth M. Panzer Chief Operating Officer	William Kamer Chief Financial Officer
Allan B. Golad SVP, Property Management	Theodore E. Guth Executive Vice President	Michael J. Means SVP, Commercial Leasing

INVESTOR RELATIONS
Mary C. Jensen Vice President - Investor Relations (310) 255-7751 Email Contact: mjensen@douglasemmett.com Please visit our corporate website at: www.douglasemmett.com

Douglas Emmett, Inc.

CONSOLIDATED
FINANCIAL RESULTS

Douglas Emmett, Inc.	BALANCE SHEETS (in thousands)

	June 30, 2011	December 31, 2010
	(unaudited)
Assets
Investment in real estate:
Land	$851,679	$851,679
Buildings and improvements	5,229,278	5,226,269
Tenant improvements and lease intangibles	613,691	592,735
Investment in real estate, gross	6,694,648	6,670,683
Less: accumulated depreciation	(1,028,190)	(913,923)
Investment in real estate, net	5,666,458	5,756,760

Cash and cash equivalents	332,139	272,419
Tenant receivables, net	1,290	1,591
Deferred rent receivables, net	54,229	48,933
Interest rate contracts	28,753	52,528
Acquired lease intangible assets, net	7,604	9,356
Investment in unconsolidated real estate funds	117,659	110,920
Other assets	35,229	26,782
Total assets	$6,243,361	$6,279,289

Liabilities
Secured notes payable	$3,664,740	$3,658,000
Unamortized non-cash debt premium	4,482	10,133
Interest rate contracts	74,603	99,687
Accrued interest payable	14,700	12,789
Accounts payable and accrued expenses	36,134	45,004
Acquired lease intangible liabilities, net	97,811	110,244
Security deposits	32,995	31,850
Dividends payable	16,318	12,413
Total liabilities	3,941,783	3,980,120

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,255	1,241
Additional paid-in capital	2,358,833	2,332,307
Accumulated other comprehensive income (loss)	(46,334)	(58,765)
Accumulated deficit	(481,835)	(447,722)
Total Douglas Emmett, Inc. stockholders' equity	1,831,919	1,827,061
Noncontrolling interests	469,659	472,108
Total equity	2,301,578	2,299,169
Total liabilities and equity	$6,243,361	$6,279,289

Douglas Emmett, Inc.	QUARTERLY OPERATING RESULTS (unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Office rental:
Rental revenues	$98,109	$98,695	$197,319	$197,442
Tenant recoveries	12,744	7,710	22,069	14,188
Parking and other income	17,046	15,838	33,906	31,389
Total office revenues	127,899	122,243	253,294	243,019

Multifamily rental:
Rental revenues	16,230	15,879	32,275	31,778
Parking and other income	1,279	1,087	2,430	2,199
Total multifamily revenues	17,509	16,966	34,705	33,977

Total revenues	145,408	139,209	287,999	276,996

Operating Expenses:
Office expenses	42,183	37,198	82,787	73,312
Multifamily expenses	4,736	4,434	9,485	9,002
General and administrative	6,820	5,944	14,306	11,794
Depreciation and amortization	57,114	54,921	114,267	110,253
Total operating expenses	110,853	102,497	220,845	204,361

Operating income	34,555	36,712	67,154	72,635

Other income	343	151	599	397
Loss, including depreciation, from unconsolidated real estate funds	(255)	(2,200)	(1,779)	(3,704)
Interest expense	(40,852)	(45,676)	(72,528)	(90,810)
Acquisition-related expenses	-	(292)	-	(292)
Net loss	(6,209)	(11,305)	(6,554)	(21,774)
Less: Net loss attributable to noncontrolling interests	1,193	2,314	1,189	4,496
Net loss attributable to common stockholders	$(5,016)	$(8,991)	$(5,365)	$(17,278)

Net loss per common share – basic and diluted (1)	$(0.04)	$(0.07)	$(0.04)	$(0.14)

Weighted average shares of common stock outstanding – basic and diluted (1)	124,610	122,332	124,411	121,990

(1)
Basic and diluted shares are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and include common stock plus dilutive equity instruments, as appropriate.  Since we were in a net loss position during the three and six months ended June 30, 2011 and 2010, all potentially dilutive instruments, including OP units and LTIP units (Long-Term Incentive Plan units that are limited partnership units in our OP) were anti-dilutive and have been excluded from our computation of weighted average dilutive shares outstanding.  OP units and vested LTIP units were included in the non-GAAP calculation of diluted shares on the “Corporate Data” page preceding this section.

Douglas Emmett, Inc.	FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS (unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Funds From Operations (FFO)
Net loss attributable to common stockholders	$(5,016)	$(8,991)	$(5,365)	$(17,278)
Depreciation and amortization of real estate assets	57,114	54,921	114,267	110,253
Net loss attributable to noncontrolling interests	(1,193)	(2,314)	(1,189)	(4,496)
Amortization of swap termination fee (1)	4,480	-	8,910	-
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate funds	2,884	3,168	6,004	6,377
FFO	$58,269	$46,784	$122,627	$94,856

Adjusted Funds From Operations (AFFO)
FFO	$58,269	$46,784	$122,627	$94,856
Straight-line rent adjustment	(1,871)	(2,214)	(5,296)	(4,408)
Amortization of acquired above and below market leases	(5,319)	(6,637)	(10,681)	(13,927)
Amortization of interest rate contracts and loan premium	730	3,461	(2,459)	6,830
Amortization of prepaid financing	926	409	2,305	830
Recurring capital expenditures, tenant improvements and leasing commissions	(9,609)	(8,939)	(17,447)	(15,845)
Non-cash compensation expense	2,626	1,938	5,105	7,117
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate funds	(390)	(628)	(959)	(1,250)
AFFO	$45,362	$34,174	$93,195	$74,203

Weighted average share equivalents outstanding - fully diluted	158,737	156,489	158,367	156,224
FFO per share- fully diluted	$0.37	$0.30	$0.77	$0.61
Dividends per share declared	$0.13	$0.10	$0.23	$0.20
AFFO payout ratio	45.13%	45.49%	38.75%	41.90%

NOTE: Our definitions of FFO and AFFO are contained on the page titled "Definitions" which follows.

(1)
For the three and six months ended June 30, 2011, GAAP interest expense was increased by $4.48 million and $8.91 million, respectively, of non-cash amortization from interest rate swaps we terminated in November 2010.  In calculating FFO for each period, we offset this amortization by an equivalent amount, leaving a net zero impact on FFO, since we recorded the full impact of the swap termination payment in FFO in the fourth quarter of 2010.  Please note that there will be a similar add-back until the GAAP non-cash amortization balance is fully amortized in August 2011.

Douglas Emmett, Inc.	SAME PROPERTY STATISTICAL AND FINANCIAL DATA (unaudited and in thousands, except statistics)

	As of June 30,
	2011	2010
Same Property Office Statistics
Number of properties	49	49
Rentable square feet	11,892,376	11,891,220
% leased	89.8%	91.1%
% occupied	87.7%	89.7%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
% leased	99.4%	99.3%

	Three Months Ended June 30,		% Favorable
	2011	2010	(Unfavorable)
Same Property Net Operating Income - GAAP Basis
Total office revenues	$119,356	$122,058	(2.2	) %
Total multifamily revenues	17,509	16,966	3.2
Total revenues	136,865	139,024	(1.6)

Total office expense	(38,498)	(37,118)	(3.7)
Total multifamily expense	(4,736)	(4,434)	(6.8)
Total property expense	(43,234)	(41,552)	(4.0)

Same Property NOI - GAAP basis	$93,631	$97,472	(3.9	) %

Same Property Net Operating Income - Cash Basis
Total office revenues	$113,224	$114,130	(0.8	) %
Total multifamily revenues	16,652	16,088	3.5
Total revenues	129,876	130,218	(0.3)

Total office expense	(38,544)	(37,164)	(3.7)
Total multifamily expense	(4,736)	(4,434)	(6.8)
Total property expense	(43,280)	(41,598)	(4.0)

Same Property NOI - cash basis	$86,596	$88,620	(2.3	) %

NOTE: Our definitions of NOI, same property and cash basis are contained on the page titled "Definitions" which follows.

Douglas Emmett, Inc.	RECONCILIATION OF SAME PROPERTY NOI TO GAAP NET INCOME (LOSS) (unaudited and in thousands)

	Three months ended June 30,
	2011	2010
Same property office revenues - cash basis	$113,224	$114,130
GAAP adjustments	6,132	7,928
Same property office revenues - GAAP basis	119,356	122,058

Same property multifamily revenues - cash basis	16,652	16,088
GAAP adjustments	857	878
Same property multifamily revenues - GAAP basis	17,509	16,966

Same property revenues - GAAP basis	136,865	139,024

Same property office expenses - cash basis	(38,544)	(37,164)
GAAP adjustments	46	46
Same property office expenses - GAAP basis	(38,498)	(37,118)

Same property multifamily expenses - cash basis	(4,736)	(4,434)
GAAP adjustments	-	-
Same property multifamily expenses - GAAP basis	(4,736)	(4,434)

Same property expenses - GAAP basis	(43,234)	(41,552)

Same property Net Operating Income (NOI) - GAAP basis	93,631	97,472
Non-comparable office revenues	8,543	185
Non-comparable office expenses	(3,685)	(80)
Total property NOI - GAAP basis	98,489	97,577
General and administrative expenses	(6,820)	(5,944)
Depreciation and amortization	(57,114)	(54,921)
Operating income	34,555	36,712
Other income	343	151
Loss, including depreciation, from unconsolidated real estate funds	(255)	(2,200)
Interest expense	(40,852)	(45,676)
Acquisition-related expenses	-	(292)
Net loss	(6,209)	(11,305)
Less: Net loss attributable to noncontrolling interests	1,193	2,314
Net loss attributable to common stockholders	$(5,016)	$(8,991)

NOTE: Our definitions of NOI, same property and cash basis are contained on the page titled "Definitions" which follows.

Douglas Emmett, Inc.	OPERATING RESULTS OF UNCONSOLIDATED REAL ESTATE FUNDS(1) (unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Summary Income Statement of Unconsolidated Real Estate Funds	2011	2010	2011	2010

Office revenues	$15,395	$11,304	$29,593	$22,709
Office expenses	(5,813)	(4,943)	(11,679)	(9,836)
NOI	9,582	6,361	17,914	12,873
General and administrative	(62)	(59)	(116)	(95)
Depreciation and amortization	(6,930)	(6,859)	(14,179)	(13,823)
Operating income (loss)	2,590	(557)	3,619	(1,045)
Other income (expense)	(85)	(43)	(121)	(111)
Interest expense	(5,937)	(5,098)	(11,812)	(10,139)
Net loss	$(3,432)	$(5,698)	$(8,314)	$(11,295)

FFO of Unconsolidated Real Estate Funds
Net loss	$(3,432)	$(5,698)	$(8,314)	$(11,295)
Add back: depreciation and amortization	6,930	6,859	14,179	13,823
FFO	$3,498	$1,161	$5,865	$2,528

	Three Months Ended June 30,		Six Months Ended June 30,
Douglas Emmett's Share of the Unconsolidated Real Estate Funds (2)	2011	2010	2011	2010

Our share of the unconsolidated real estate funds' net loss	$(1,569)	$(2,782)	$(3,837)	$(5,514)
Add back: our share of the funds' depreciation and amortization	3,043	3,348	6,317	6,748
Equity allocation and basis difference	1,314	581	2,058	1,809
Our share of the unconsolidated real estate funds' FFO	$2,788	$1,147	$4,538	$3,043

NOTE: Our definitions of NOI and FFO are contained on the page titled "Definitions" which follows.

(1)
We manage, and have a significant investment in, two unconsolidated institutional real estate funds which owned 8 properties at June 30, 2011.  With limited exceptions, these unconsolidated Funds are our exclusive investment vehicle until October 2012, using the same underwriting and leverage principles and focusing primarily on the same markets as we have.  Our unconsolidated Funds have combined equity commitments totaling $554.7 million, of which approximately $171.3 million remained undrawn as of June 30, 2011.  These amounts included commitments from us of $196.4 million, of which $38.0 million remained undrawn as of June 30, 2011.  We receive a pro rata share of any distributions based on our investment, additional distributions based on the total committed capital, and a carried interest if the investors’ distributions exceed a hurdle rate.  We also receive fees and reimbursement of expenses for managing the Funds’ properties.

(2)	Includes a 48.82% interest in Douglas Emmett Fund X, LLC (Fund X) and, in 2011 only, an aggregate 21.52% interest in the properties owned by Douglas Emmett Partnership X and its subsidiaries.

Douglas Emmett, Inc.	DEFINITIONS

Funds From Operations (FFO):  We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with GAAP, excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (other than amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We provide FFO as a supplemental performance measure because, by excluding real estate depreciation and amortization and gains and losses from property dispositions, it can illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, FFO can be used by investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to those other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute measure for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO):  Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe can be a useful supplemental measure of our performance.  We compute AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and straight-line rents, and then subtracting recurring capital expenditures, tenant improvements and leasing commissions.  AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to stockholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income is the most directly comparable GAAP financial measure to AFFO.  We also believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to that of other REITs.

Net Operating Income (NOI):  Reported net income (or loss) is computed in accordance with GAAP.  In contrast, net operating income (NOI) is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  Although NOI is considered a non-GAAP measure, we present NOI on a “GAAP basis” by using property revenues and expenses calculated in accordance with GAAP.  The most directly comparable GAAP measure to NOI is net income (or loss), adjusted to exclude general and administrative expense, depreciation and amortization expense, interest income, interest expense, income from unconsolidated partnerships, income (or loss) attributable to noncontrolling interests, gains (or losses) from sales of depreciable operating properties, net income from discontinued operations and extraordinary items.  We provide NOI as a supplemental performance measure because, by excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that NOI can be useful to investors as a basis to compare our operating performance with that of other REITs. However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations). Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs’ NOI.  Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a substitute measure for cash flow from operating activities computed in accordance with GAAP.

Same Property NOI:  To facilitate a comparison of NOI between periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us, and reported in our consolidated results, during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold, contributed or otherwise removed from our consolidated financial statements before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

Cash Basis NOI:  NOI as defined above includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP, and is specifically labeled as “GAAP basis.”  We also provide NOI calculated on a cash basis because it can also be useful for investors to understand our operations.  Cash basis NOI is also a non-GAAP measure, which we calculate by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.  Accordingly, cash basis NOI should be considered only as a supplement to net income as a measure of our performance.  Cash basis NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  Cash basis NOI should not be used as a substitute measure for cash flow from operating activities computed in accordance with GAAP.

Douglas Emmett, Inc.	DEBT BALANCES as of June 30, 2011 (unaudited and in thousands)
For forward looking purposes, please use the table on page 13 that shows Debt Balances as of August 1, 2011, and not this table.  This table does not reflect the substantial changes that occurred subsequent to June 30, 2011, including the closing of two new loans, the repayment of four existing loans and the expiration of certain swaps.

	Maturity Date (1)		Principal Balance		Variable Rate	Effective Annual Fixed Rate (1)	Swap Maturity Date

Term Loans (2)	08/31/12		$803,600		LIBOR + 0.85%	--	--
			322,500		LIBOR + 0.85%	4.98%	08/01/11
			322,500		LIBOR + 0.85%	5.02%	08/01/12
Term Loan - Unconsolidated Fund (3)	08/19/13		178,193		LIBOR + 1.65%	5.52%	09/04/12
Term Loan - Consolidated Joint Venture (4)	03/03/14		10,760		LIBOR + 1.85%	--	--
Fannie Mae Loan (5)	02/01/15		36,920		DMBS + 0.60% (6)	5.78%	08/01/11
			75,000		DMBS + 0.76% (6)	4.86%	08/01/11
Term Loan (7)	04/01/15		340,000		LIBOR + 1.50%	4.77%	01/02/13
Fannie Mae Loan (7)	02/01/16		82,000		LIBOR + 0.62%	5.62%	03/01/12
Term Loan - Unconsolidated Fund (8)	04/01/16		11,997		--	5.67%	--
Fannie Mae Loans (7)	06/01/17		18,000		LIBOR + 0.62%	5.82%	06/01/12
Term Loan (7)	10/02/17		400,000		LIBOR + 2.00%	4.45%	07/01/15
Term Loan (7)	04/02/18		510,000		LIBOR + 2.00%	4.12%	04/01/16
Term Loan (9)	03/01/20	(10)	350,000		--	4.46%	--
Fannie Mae Loans (7)	11/02/20		388,080		LIBOR + 1.65%	3.65%	11/01/17
Total consolidated and unconsolidated debt			$3,849,550	(11)

(1)
Includes the effect of interest rate contracts and excludes amortization of loan fees, all shown on an actual/360-day basis.  As of June 30, 2011, the weighted average remaining life of our outstanding debt was 4.4 years.  Of the $3.0 billion of that debt where the interest rate was fixed under the terms of the loan or a swap, the weighted average remaining life was 5.3 years, the weighted average remaining period during which interest was fixed was 3.6 years and the weighted average annual interest rate was 4.58%.

(2)
Includes a group of five separate loans aggregating approximately $1.45 billion, each secured by a separate collateralized pool of properties.  Requires monthly payments of interest only, with outstanding principal due upon maturity. Originally, the interest rates on all of these loans were effectively fixed by swaps.  As shown in the table, only certain of the debt remained effectively fixed as of June 30, 2011 because of the expiration of certain of these swaps.  Subsequent to June 30, 2011, we closed two non-recourse, secured term loans and repaid all but one of these loans.  Please see page 13 for a table setting out our debt balance as of August 1, 2011 following the closing of these two loans and the expiration of certain interest rate swaps on August 1, 2011.

(3)
Represents our share of a $365 million loan held by one of our unconsolidated real estate funds in which our Operating Partnership owns an equity interest.  Secured by six properties in a collateralized pool.  Requires monthly payments of interest only, with outstanding principal due upon maturity.

(4)
Represents our share of a $16.14 million loan secured by one property, requiring monthly payments of interest only with outstanding principal due upon maturity.  The borrower is a consolidated entity in which our Operating Partnership owns a two-thirds interest.

(5)	Secured by one property, requiring monthly payments of interest only with outstanding principal due upon maturity. The loan has two tranches aggregating $111.92 million with different interest rates.
(6)
Fannie Mae Discount Mortgage-Backed Security (DMBS) has historically tracked 90-day LIBOR, although volatility may exist between the two rates, resulting in an immaterial amount of swap ineffectiveness.

(7)	Each loan is secured by a separate collateral pool consisting of one or more properties, requiring monthly payments of interest only with outstanding principal due upon maturity
(8)
Represents our share of an amortizing term loan with a principal balance at June 30, 2011 of approximately $55.7 million, which was assumed by one of our unconsolidated real estate funds in which our Operating Partnership owns an equity interest.  Requires monthly payments of principal and interest.

(9)
Secured by seven properties in a collateralized pool. Bears interest at a fixed interest rate of 4.46% on an actual/360-day basis until March 1, 2018 and a floating interest rate thereafter.  Monthly interest payments are interest-only for the first three years, with principal amortization thereafter based upon a 30-year amortization table.

(10)	Represents maturity date of March 1, 2018, which we may extend to March 1, 2020, subject to certain conditions.
(11)	Excludes an unamortized non-cash debt premium of $4,482 representing the mark-to-market adjustment recorded on all variable rate debt outstanding at the time of our IPO.

Douglas Emmett, Inc.	DEBT BALANCES ADJUSTED FOR SUBSEQUENT FINANCINGS as of August 1, 2011 (unaudited and in thousands)

	Maturity Date (1)		Principal Balance		Variable Rate	Effective Annual Fixed Rate (1)	Swap Maturity Date

Term Loan (2)	08/31/12		$322,500		LIBOR + 0.85%	5.02%	08/01/12
			199,456		LIBOR + 0.85%	--	--
Term Loan - Unconsolidated Fund (3)	08/19/13		178,193		LIBOR + 1.65%	5.52%	09/04/12
Term Loan - Consolidated Joint Venture (4)	03/03/14		10,760		LIBOR + 1.85%	--	--
Fannie Mae Loan (5)	02/01/15		36,920		DMBS + 0.60%	--	--
			75,000		DMBS + 0.76%	--	--
Term Loan (6)	04/01/15		340,000		LIBOR + 1.50%	4.77%	01/02/13
Fannie Mae Loan (6)	02/01/16		82,000		LIBOR + 0.62%	5.62%	03/01/12
Term Loan - Unconsolidated Fund (7)	04/01/16		11,962		--	5.67%	--
Fannie Mae Loans (6)	06/01/17		18,000		LIBOR + 0.62%	5.82%	06/01/12
Term Loan (6)	10/02/17		400,000		LIBOR + 2.00%	4.45%	07/01/15
Term Loan (6)	04/02/18		510,000		LIBOR + 2.00%	4.12%	04/01/16
Term Loan (6)	08/01/18		530,000		LIBOR + 1.70%	3.74%	08/01/16
Term Loan (8)	08/05/18		355,000		--	4.14%	--
Term Loan (9)	03/01/20	(10)	350,000		--	4.46%	--
Fannie Mae Loans (6)	11/02/20		388,080		LIBOR + 1.65%	3.65%	11/01/17
Total consolidated and unconsolidated debt			$3,807,871	(11)

(1)
Includes the effect of interest rate contracts and excludes amortization of loan fees, all shown on an actual/360-day basis.  As of August 1, 2011, the weighted average remaining life of our outstanding debt was 5.7 years.  Of the $3.5 billion of that debt where the interest rate was fixed under the terms of the loan or a swap, the weighted average remaining life was 6.1 years, the weighted average remaining period during which interest was fixed was 4.5 years and the weighted average annual interest rate was 4.35%.

(2)
Secured by two properties, requiring monthly payments of interest only with outstanding principal due upon maturity.  The floating rate loan has an outstanding balance of approximately $522 million, with the interest rate on $322.5 million effectively fixed by interest rate swaps.

(3)
Represents our share of a $365 million loan in which the borrower is one of our unconsolidated real estate funds in which our Operating Partnership owns an equity interest.  Secured by six properties in a collateralized pool.  Requires monthly payments of interest only, with outstanding principal due upon maturity.

(4)
Represents our share of a $16.14 million loan secured by one property, requiring monthly payments of interest only with outstanding principal due upon maturity.  The borrower is a consolidated entity in which our Operating Partnership owns a two-thirds interest.

(5)	Secured by one property, requiring monthly payments of interest only with outstanding principal due upon maturity. The loan has two tranches aggregating $111.92 million with different interest rates.
(6)	Each loan is secured by a separate collateral pool consisting of one or more properties, requiring monthly payments of interest only with outstanding principal due upon maturity
(7)
Represents our share of an amortizing term loan with a principal balance at August 1, 2011 of approximately $55.6 million, which was assumed by one of our unconsolidated real estate funds in which our Operating Partnership owns an equity interest.  Requires monthly payments of principal and interest.

(8)
Secured by eight properties in a collateralized pool. Bears interest at a fixed interest rate of 4.14% on an actual/360-day basis.  Monthly payments are interest-only for the first four and one-half years, with principal amortization thereafter based upon a 30-year amortization table.

(9)
Secured by seven properties in a collateralized pool. Bears interest at a fixed interest rate of 4.46% on an actual/360-day basis until March 1, 2018 and a floating interest rate thereafter.  Monthly interest payments are interest-only for the first three years, with principal amortization thereafter based upon a 30-year amortization table.

(10)	Represents maturity date of March 1, 2018, which we may extend to March 1, 2020, subject to certain conditions.
(11)	Excludes an unamortized non-cash debt premium representing the mark-to-market adjustment recorded on all variable rate debt outstanding at the time of our IPO.

Douglas Emmett, Inc.

PORTFOLIO DATA

Douglas Emmett, Inc.	OFFICE PORTFOLIO SUMMARY (1) as of June 30, 2011

Submarket	Number of Properties	Rentable Square Feet (2)	Square Feet as a Percent of Total

Beverly Hills	7	1,416,088	9.6%
Brentwood	14	1,700,878	11.6
Burbank	1	420,949	2.9
Century City	3	915,980	6.2
Honolulu	4	1,716,571	11.7
Olympic Corridor	5	1,097,924	7.5
Santa Monica	8	970,704	6.6
Sherman Oaks/Encino	11	3,181,171	21.7
Warner Center/Woodland Hills	3	2,855,876	19.5
Westwood	2	396,807	2.7
Total	58	14,672,948	100.0%

(1)
All properties are 100% owned except 8 properties totaling 1.8 million square feet owned by our unconsolidated real estate funds and a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest.

(2)
Based on BOMA 1996 remeasurement.  Total consists of 12,836,397 leased square feet, 1,638,318 available square feet, 95,911 building management use square feet and 102,322 square feet of BOMA 1996 adjustment on leased space.

Douglas Emmett, Inc.	OFFICE PORTFOLIO PERCENT LEASED AND IN-PLACE RENTS(1) as of June 30, 2011

Submarket	Percent Leased (2)	Annualized Rent (3)	Annualized Rent Per Leased Square Foot (4)	Monthly Rent Per Leased Square Foot

Beverly Hills	88.6%	$51,071,449	$42.15	$3.51
Brentwood	86.6	55,397,882	39.13	3.26
Burbank	100.0	14,243,935	33.84	2.82
Century City	94.6	32,348,456	37.75	3.15
Honolulu	90.6	47,490,607	32.94	2.75
Olympic Corridor	89.2	30,847,405	34.10	2.84
Santa Monica (5)	97.7	48,719,942	53.80	4.48
Sherman Oaks/Encino	90.2	88,511,627	32.10	2.68
Warner Center/Woodland Hills	81.5	67,203,264	29.46	2.46
Westwood	85.4	12,603,069	38.08	3.17
Total / Weighted Average	88.8	$448,437,636	35.80	2.98

Recurring Capital Expenditures (1)
- Office (per rentable square foot) for the three months ended June 30, 2011			$0.09
- Office (per rentable square foot) for the six months ended June 30, 2011			$0.12

(1)
All properties are 100% owned except 8 properties totaling 1.8 million square feet owned by our unconsolidated real estate funds and a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest.

(2)	Includes 310,026 square feet with respect to signed leases not yet commenced.
(3)
Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) under leases commenced as of June 30, 2011 (does not include 310,026 square feet with respect to signed leases not yet commenced). The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)	Represents annualized rent divided by leased square feet (excluding 310,026 square feet with respect to signed leases not commenced).
(5)	Includes $1,332,386 of annualized rent attributable to our corporate headquarters at our Lincoln/Wilshire property.

Douglas Emmett, Inc.	MULTIFAMILY PORTFOLIO SUMMARY as of June 30, 2011

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	33%
Honolulu	2	1,098	38
Santa Monica	2	820	29
Total	9	2,868	100%

Submarket	Percent Leased	Annualized Rent (1)	Monthly Rent Per Leased Unit

Brentwood	99.1%	$22,504,609	$1,993
Honolulu	99.3	18,149,616	1,388
Santa Monica (2)	100.0	21,509,448	2,186
Total / Weighted Average	99.4	$62,163,673	1,817

Recurring Capital Expenditures
- Multifamily (per unit) for the three months ended June 30, 2011			$69
- Multifamily (per unit) for the six months ended June 30, 2011			$128

(1)	Represents annualized monthly multifamily rental income under leases commenced as of June 30, 2011.
(2)	Excludes 10,013 square feet of ancillary retail space, which generated $310,307 of annualized rent as of June 30, 2011.

Douglas Emmett, Inc.	OFFICE TENANT DIVERSIFICATION (1) (1.0% or Greater of Annualized Rent) as of June 30, 2011

	Number of Leases	Number of Properties	Lease Expiration (2)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent (3)	Percent of Annualized Rent

Time Warner (4)	4	4	2013-2020	625,748	4.3%	$21,162,491	4.7%
William Morris Endeavor (5)	3	1	2014-2019	146,518	1.0	7,126,128	1.6
AIG (Sun America Life Insurance)	1	1	2013	182,010	1.3	6,030,177	1.4
Bank of America (6)	12	9	2011-2018	137,325	0.9	5,808,761	1.3
The Macerich Partnership, L.P.	1	1	2018	90,832	0.6	4,579,779	1.0
Total	21	16		1,182,433	8.1%	$44,707,336	10.0%

(1)
All properties are 100% owned except 8 properties totaling 1.8 million square feet owned by our unconsolidated real estate funds and a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest.

(2)	Expiration dates are per leases and do not assume exercise of renewal, extension or termination options. For tenants with multiple leases, expirations are shown as a range.
(3)
Represents annualized monthly cash base rent under leases commenced as of June 30, 2011.  The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)
Includes a 10,000 square foot lease expiring in October 2013, a 150,000 square foot lease expiring in April 2016, a 421,000 square foot lease expiring in September 2019 and a 45,000 square foot lease expiring in December 2020.

(5)	Includes a 2,000 square foot lease expiring in March 2014, a 10,000 square foot lease expiring in June 2014, and a 134,000 square foot lease expiring in June 2019.
(6)
Includes a 5,000 square foot lease which expired in July 2011, a 6,000 square foot lease expiring in May 2012, an 8,000 square foot lease expiring in July 2013, a 7,000 square foot lease expiring in March 2014, a 9,000 square foot lease expiring in September 2014, an 11,000 square feet lease expiring in October 2014, an 11,000 square foot lease expiring in November 2014, a 4,000 square foot lease expiring in February 2015, a 41,000 square foot lease expiring in February 2015, a 23,000 square foot lease expiring in December 2015, a 12,000 square foot lease expiring in March 2018 and a small ATM lease.

Douglas Emmett, Inc.	INDUSTRY DIVERSIFICATION (1) as of June 30, 2011

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	450	18.3%
Financial Services	294	14.6
Entertainment	134	12.3
Real Estate	176	10.0
Accounting & Consulting	267	8.6
Health Services	317	8.2
Insurance	109	8.2
Retail	195	7.1
Technology	92	4.3
Advertising	58	2.7
Public Administration	63	2.3
Educational Services	20	1.3
Other	88	2.1
Total	2,263	100.0%

(1)
All properties are 100% owned except 8 properties totaling 1.8 million square feet owned by our unconsolidated real estate funds and a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest.

Douglas Emmett, Inc.	OFFICE LEASE DISTRIBUTION (1) as of June 30, 2011

	Number of Leases	Leases as a Percent of Total	Rentable Square Feet (2)		Square Feet as a Percent of Total	Annualized Rent (3)	Annualized Rent as a Percent of Total

2,500 or less	1,166	51.5%	1,547,973		10.6%	$56,920,101	12.7%
2,501-10,000	793	35.1	3,809,807		26.0	136,137,440	30.4
10,001-20,000	202	8.9	2,802,812		19.1	102,145,962	22.8
20,001-40,000	77	3.4	2,114,655		14.4	73,386,568	16.4
40,001-100,000	20	0.9	1,238,749		8.4	45,074,387	10.0
Greater than 100,000	5	0.2	1,012,375		6.9	34,773,178	7.7
Subtotal	2,263	100.0%	12,526,371	(5)	85.4%	448,437,636	100.0%
Available	-	-	1,638,318		11.2	-	-
BOMA Adjustment (4)	-	-	102,322		0.7	-	-
Building Management Use	-	-	95,911		0.6	-	-
Signed leases not commenced	-	-	310,026		2.1	-	-
Total	2,263	100.0%	14,672,948		100.0%	$448,437,636	100.0%

(1)
All properties are 100% owned except 8 properties totaling 1.8 million square feet owned by our unconsolidated real estate funds and a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest.

(2)
Based on BOMA 1996 remeasurement. Total consists of 12,836,397 leased square feet (includes 310,026 square feet with respect to signed leases not commenced), 1,638,318 available square feet, 95,911  building management use square feet and 102,322 square feet of BOMA 1996 adjustment on leased space.

(3)
Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) under leases commenced as of June 30, 2011 (does not include 310,026 square feet with respect to signed leases not yet commenced). The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)	Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.
(5)	Average tenant size is approximately 5,500 square feet. Median is approximately 2,400 square feet.

Douglas Emmett, Inc.	OFFICE LEASE EXPIRATIONS (1) as of June 30, 2011

Year of Lease Expiration	Number of Leases Expiring	Rentable Square Feet (2)	Expiring Square Feet as a Percent of Total	Annualized Rent (3)	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot (4)	Annualized Rent Per Leased Square Foot at Expiration (5)

Available	-	1,638,318	11.2%	$-	-%	$-	$-
2011	248	793,593	5.4	26,776,209	6.0	33.74	33.77
2012	463	1,799,625	12.3	64,704,617	14.4	35.95	36.74
2013	413	1,897,140	12.9	73,487,682	16.4	38.74	40.62
2014	350	1,777,739	12.1	63,660,532	14.2	35.81	38.20
2015	271	1,591,360	10.9	53,369,827	11.9	33.54	36.95
2016	237	1,505,596	10.3	51,035,426	11.4	33.90	37.74
2017	106	799,543	5.5	27,101,373	6.0	33.90	39.90
2018	66	577,662	3.9	24,515,031	5.5	42.44	50.04
2019	34	881,443	6.0	32,587,550	7.3	36.97	45.21
2020	41	417,155	2.8	14,017,492	3.1	33.60	42.92
Thereafter	34	485,515	3.3	17,181,897	3.8	35.39	44.83
BOMA Adjustment (6)	-	102,322	0.7	-	-	-	-
Building Management Use	-	95,911	0.6	-	-	-	-
Signed leases not commenced	-	310,026	2.1	-	-	-	-
Total/Weighted Average	2,263	14,672,948	100.0%	$448,437,636	100.0%	$35.80	$39.42

(1)
All properties are 100% owned except 8 properties totaling 1.8 million square feet owned by our unconsolidated real estate funds and a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest .

(2)
Based on BOMA 1996 remeasurement. Total consists of 12,836,397 leased square feet (includes 310,026 square feet with respect to signed leases not commenced), 1,638,318 available square feet, 95,911 building management use square feet, and 102,322 square feet of BOMA 1996 adjustment on leased space.

(3)
Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) under leases commenced as of June 30, 2011 (does not include 310,026 square feet with respect to signed leases not yet commenced). The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

(4)	Represents annualized base rent divided by leased square feet.
(5)	Represents annualized base rent at expiration divided by leased square feet.
(6)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

Douglas Emmett, Inc.	QUARTERLY OFFICE LEASE EXPIRATIONS – NEXT FOUR QUARTERS (1) as of June 30, 2011

Submarket		Q3 2011	Q4 2011	Q1 2012	Q2 2012

Beverly Hills	Expiring SF (2)	51,029	24,622	46,451	47,050
	Rent per SF (3)	$33.61	$45.56	$29.03	$40.20
Brentwood	Expiring SF (2)	66,346	80,541	74,254	82,147
	Rent per SF (3)	$27.36	$42.40	$37.47	$43.37
Burbank	Expiring SF (2)	-	-	-	-
	Rent per SF (3)	-	-	-	-
Century City	Expiring SF (2)	24,384	35,011	21,404	19,675
	Rent per SF (3)	$31.02	$38.90	$37.17	$36.38
Honolulu	Expiring SF (2)	55,270	62,530	9,619	105,387
	Rent per SF (3)	$30.35	$32.11	$31.68	$31.86
Olympic Corridor	Expiring SF (2)	38,047	6,913	48,384	12,233
	Rent per SF (3)	$31.95	$30.21	$34.27	$31.35
Santa Monica	Expiring SF (2)	29,309	44,064	9,168	10,035
	Rent per SF (3)	$34.88	$43.62	$39.55	$40.28
Sherman Oaks/Encino	Expiring SF (2)	50,766	84,195	126,225	72,377
	Rent per SF (3)	$32.35	$30.53	$34.14	$33.59
Warner Center/Woodland Hills	Expiring SF (2)	38,807	83,859	60,145	64,136
	Rent per SF (3)	$27.38	$29.70	$31.38	$31.77
Westwood	Expiring SF (2)	17,900	-	8,556	16,466
	Rent per SF (3)	$44.36	-	$35.56	$42.89
Total	Expiring SF (2)	371,858	421,735	404,206	429,506
	Rent per SF (3)	$31.47	$35.80	$34.02	$36.06

(1)
All properties are 100% owned except 8 properties totaling 1.8 million square feet owned by our unconsolidated real estate funds and a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest.

(2)
Includes all remaining leases which have an expiration date in the applicable quarter and which had not been renewed or extended as of June 30, 2011, including leases where someone other than the tenant (for example a subtenant) had already executed a new lease for the space as of June 30, 2011.  All month-to-month tenants are included in the expiring leases in the first quarter listed.

(3)
Represents annualized base rent (i.e., excludes tenant reimbursements, parking and other revenue) per leased square foot at expiration. The amount reflects total cash base rent before abatements. For our Burbank and Honolulu office properties, annualized base rent is converted from triple net to gross by adding expense reimbursements to base rent.

Douglas Emmett, Inc.	OFFICE PORTFOLIO LEASING ACTIVITY (1) for the three months ended June 30, 2011

Total Gross Leasing Activity
Rentable square feet		665,945
Number of leases		204

Gross New Leasing Activity
Rentable square feet		263,391
Number of leases		86

Gross Renewal Leasing Activity
Rentable square feet		402,554
Number of leases		118

Net Absorption (2)
Leased rentable square feet		22,073
Net absorption % of leased rentable square feet		0.15%

Cash Rent Change (3)
Expiring Rate		$35.94
New/Renewal Rate		$30.54
Change		-15.0%

Straight-Line Rent Change (4)
Expiring Rate		$33.42
New/Renewal Rate		$31.03
Change		-7.2%

Weighted Average Lease Terms
New (in months)		63
Renewal (in months)		53
Blended (in months)		57

Tenant Improvement and Leasing Commissions (5)	Total Lease Transaction Costs	Annual Lease Transaction Costs
New leases	$28.22	$5.40
Renewal leases	$12.48	$2.82
Blended	$18.71	$3.94

(1)
All properties are 100% owned except 8 properties totaling 1.8 million square feet owned by our unconsolidated real estate funds and a 78,000 square foot property owned by a joint venture in which we own a 66.7% interest.

(2)	Excludes any property acquired during the quarter.
(3)	Represents the difference between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents on the same space.
(4)	Represents a comparison between straight-line rent on expiring leases and the straight-line rent for new and renewal leases on the same space.
(5)	Per rentable square foot. Represents weighted average lease transaction costs based on the leases executed in the current quarter in our properties.